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                                                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                               Jurisdiction of Incorporation
- ------------------                               -----------------------------

JP Foodservice Distributors, Inc. (1)            Delaware

Sky Bros., Inc. (2)                              Pennsylvania

Illinois Fruit & Produce Corp. (2)               Illinois



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(1)   Conducts business in Maryland as JP Broadline Distributors, Inc.
(2)   Second-tier wholly-owned subsidiary of JP Foodservice Distributors, Inc.